3993 Howard Hughes Parkway Suite 600 Las Vegas, Nevada 89169

Our File Number:   51878-00001

Exhibit 5.1

December 15, 2010

Trunkbow International Holdings Limited
Unit 1217-1218, 12F of Tower B, Gemdale Plaza
No. 91 Jianguo Road, Chaoyang District, Beijing
People’s Republic of China 100022

Re:	Trunkbow International Holdings Limited/Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special Nevada counsel to Trunkbow International Holdings Limited, a Nevada corporation (the “Company”), in connection with the registration by the Company of shares (the “Shares”) of its common stock, $0.001 par value per share (the “Common Stock”), to be sold by the Company and certain selling stockholders of the Company under a Form S-1 Registration Statement (File No. 333-169942) (the “Registration Statement”) as filed with the Securities and Exchange Commission (the “Commission”).  Of the Shares subject to the Registration Statement,  certain of such Shares are to be issued upon exercise of (i) certain outstanding common stock purchase warrants dated February 10, 2010 (the “Warrants”), and (ii) certain underwriter’s warrants to be issued upon the closing of the offering contemplated by the Registration Statement (the “Underwriter Warrants”).  The Shares to be issued upon exercise of the Warrants and the Underwriter Warrants are referred to herein, respectively, as the “Warrant Shares” and the “Underwriter Warrant Shares.”

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Articles of Incorporation of the Company, as amended to date; (iii) the Bylaws of the Company, as amended to date; (iv) the form of Underwriting Agreement, as filed with the Registration Statement, (v) the form of Warrant as filed with the Registration Statement , (vi) the form of Underwriter Warrant as filed with the Registration Statement , (vii) a specimen certificate representing the Common Stock, as filed with the Registration Statement, and (viii) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares, the Warrant Shares, the Underwriter Warrant Shares, the registration of the Shares under the Securities Act of 1933, as amended (“Securities Act”), and such other matters as relevant. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

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www.lewisandroca.com

December 15, 2010 Page 2

In our examination we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the accuracy and completeness of the information, factual matters, representations, and warranties contained in such documents.

Based upon and subject to the foregoing, we are of the opinion that (i) the Shares, the Warrant Shares and the Underwriter Warrant Shares are duly authorized; (ii) upon issuance of the Shares to be sold by the Company in accordance with the terms of the Underwriting Agreement, and issuance and delivery of certificates (or book entry notation if uncertified) representing such Shares against payment therefore, such Shares will be validly issued, fully paid and nonassessable; (iii) the Shares to be sold by the selling stockholders are validly issued, fully paid and nonassessable; (iv) upon exercise of the Warrants in accordance with the terms thereof and issuance and delivery of certificates (or book entry notation if uncertified) representing such Warrant Shares against payment therefore, such Warrant Shares will be validly issued, fully paid and nonassessable; and (v) upon exercise of the Underwriter Warrants in accordance with the terms thereof and issuance and delivery of certificates (or book entry notation if uncertified) representing such Underwriter Warrant Shares against payment therefore, such Underwriter Warrant Shares will be validly issued, fully paid and nonassessable

We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention subsequent to the date the Registration Statement is declared effective.

While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, the opinions we express herein are limited to matters involving the laws of the State of Nevada (excluding securities laws).  We express no opinion regarding the effect of the laws of any other jurisdiction or state, including any federal securities laws related to the issuance and sale or resale of the Shares, Warrants or Underwriter Warrants.

December 15, 2010 Page 3

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement.  In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Lewis and Roca LLP

LEWIS AND ROCA LLP